Exhibit 99.1

For Immediate Release

Builders FirstSource Reports Second Quarter 2015 Results

Second Quarter Adjusted EBITDA increases 36 percent to $27.6 Million

July 23, 2015 (Dallas, TX) – Builders FirstSource, Inc. (NasdaqGS: BLDR), a leading supplier and manufacturer of structural and related building products for residential new construction in the United States, today reported its results for the second quarter ended June 30, 2015.

Second quarter highlights include the following (see financial schedules for more information, including non-GAAP reconciliations):

•	Second quarter 2015 sales increased to $461.5 million, up 8.2 percent, compared to $426.5 million for the second quarter of 2014.

•	Gross margin percentage was 24.0 percent, up 200 basis points from 22.0 percent in the second quarter of 2014.

•	Adjusted EBITDA increased 35.7 percent to $27.6 million, or 6.0 percent of sales, from $20.4 million, or 4.8 percent of sales, for the second quarter of 2014.

•	Received all third party and governmental consents necessary for the completion of our previously announced acquisition of ProBuild Holdings LLC (“ProBuild”), one of the nation’s largest professional building materials suppliers. The acquisition is expected to close in early August 2015 in conjunction with Builders FirstSource’s previously announced financing transactions.

Commenting on the company’s results, Builders FirstSource CEO Floyd Sherman said, “I am extremely pleased with the performance of our company this quarter. We increased our revenues by 8.2 percent despite the negative year-over-year impact from commodity deflation and the abnormally wet weather conditions during the quarter. Our gross profit margin of 24.0 percent was the highest it’s been since the third quarter of 2007, and our Adjusted EBITDA of $27.6 million represented our highest quarterly Adjusted EBITDA result since the third quarter of 2006, when annualized single family starts were above 1.3 million. These results reinforce our belief that we are continuing to benefit from a strengthening housing market and that Builders FirstSource is well positioned.”

Chad Crow, Builders FirstSource President, COO and CFO, added, “We made significant strides in improving our profitability this quarter. The company demonstrated strong operating leverage with Adjusted EBITDA flow through on incremental sales of 20.8 percent, resulting in our best quarterly Adjusted EBITDA margin in eight years. We believe further operating leverage is possible with continued improvement in the housing market and our increased scale following our acquisition of ProBuild.”

Builders FirstSource Reports Second Quarter 2015 Results (continued)

Second Quarter 2015 Results Compared to Second Quarter 2014

(See accompanying financial schedules for full financial details and reconciliations of Non-GAAP financial measures to their GAAP equivalents.)

•	Sales were $461.5 million, an increase of $35.0 million or 8.2 percent, which includes a 2.4 percent negative impact of commodity price deflation. We estimate sales volume increased approximately 10.6 percent, of which 4.3 percent related to recent acquisitions and 6.3 percent related to volume growth at legacy locations.

•	Gross margin percentage was 24.0 percent, up from 22.0 percent last year. Our gross margin percentage increased largely due to improved customer pricing and a higher mix of value-added sales.

•	Selling, general and administrative (“SG&A”) expenses increased $18.1 million to $94.5 million. As a percentage of sales, SG&A expense increased to 20.5 percent compared to 17.9 percent in the second quarter of 2014. Of the $18.1 million increase, $6.4 million was acquisition costs primarily related to the recently announced ProBuild transaction, $1.5 million related to an increase in depreciation and amortization and $0.7 million related to an increase in stock compensation expense. Excluding these increases, our SG&A expense was 18.6 percent of sales in the current quarter versus 17.9 percent of sales in the same quarter a year ago. This remaining increase was further affected by the negative impact of commodity price deflation on our sales.

•	Interest expense was $12.6 million, an increase of $6.1 million. The increase was primarily related to a $5.9 million increase in the non-cash, fair value adjustment related to stock warrants issued in conjunction with our 2011 term loan. During the second quarter of 2015, all of the remaining stock warrants were exercised and there were none outstanding as of June 30, 2015. See supplemental schedule attached.

•	We recorded a $0.2 million income tax benefit compared to $0.2 million of income tax expense in the second quarter of 2014. We recorded a reduction of the after-tax, non-cash valuation allowance on our net deferred tax assets of $1.3 million and $4.1 million in the second quarters of 2015 and 2014, respectively. Absent the valuation allowance, the effective tax rate would have been 33.2 percent and 39.5 percent in the second quarters of 2015 and 2014, respectively. As of June 30, 2015, our gross federal income tax net operating loss available for carry-forward was approximately $257 million.

•	Income from continuing operations was $3.6 million, or $0.03 per diluted share, compared to $10.6 million, or $0.09 per diluted share, for the year-ago period. Adjusted income from continuing operations was $14.3 million, or $0.14 per diluted share, compared to $9.4 million, or $0.09 per diluted share, in the second quarter of 2014. See reconciliation attached.

•	Adjusted EBITDA was $27.6 million, or 6.0 percent of sales, compared to $20.4 million, or 4.8 percent of sales. See reconciliation attached.

Builders FirstSource Reports Second Quarter 2015 Results (continued)

Liquidity and Capital Resources

•	Total liquidity at June 30, 2015 was $143.8 million, including $40.2 million of cash and $103.6 million in borrowing availability under our revolver. We had $55.0 million in outstanding borrowings and $16.4 million in outstanding letters of credit under our revolver as of June 30, 2015.

•	Operating cash flow was $7.7 million for the second quarter of 2015, compared to negative $13.1 million in the second quarter of 2014, the difference largely due to higher working capital build in the second quarter of 2014.

•	Capital expenditures were $5.2 million for the second quarter of 2015, compared to $6.8 million for the second quarter of 2014.

•	On April 13, 2015, we announced that we entered into a definitive purchase agreement to acquire ProBuild Holdings, LLC. For more information related to this transaction and how it may affect our future liquidity, please refer to our Form 8-K filed with the Securities and Exchange Commission on April 13, 2015.

Outlook

Concluding, Mr. Sherman added, “The current macro-economic environment continues to be favorable for the future of Builders FirstSource. Employment gains and improving consumer confidence coupled with low levels of new home inventory and low mortgage rates should lead to an increase in home construction activity. With the acquisition of ProBuild scheduled to close in August, Builders FirstSource stands ready to benefit from this increase in construction activity as the nation’s largest building supply company.”

Conference Call

Builders FirstSource will host a conference call Friday, July 24, 2015 at 10:00 a.m. Central Time (CT) and will simultaneously broadcast it live over the Internet. To participate in the teleconference, please dial into the call a few minutes before the start time: 800-306-6784 (U.S. and Canada) and 913-312-9323 (international). A replay of the call will be available at 3:00 p.m. CT through July 29th. To access the replay, please dial 888-203-1112 (U.S. and Canada) and 719-457-0820 (international) and refer to pass code 1223790. The live webcast and archived replay can also be accessed on the company’s website at www.bldr.com under the “Investors” section. The online archive of the webcast will be available for approximately 90 days.

About Builders FirstSource

Headquartered in Dallas, Texas, Builders FirstSource is a leading supplier and manufacturer of structural and related building products for residential new construction. The company operates 55 distribution centers and 55 manufacturing facilities in 9 states, principally in the southern and eastern United States. Manufacturing facilities include plants that manufacture roof and floor trusses, wall panels, stairs, aluminum and vinyl windows, custom millwork and pre-hung doors. Builders FirstSource also distributes windows, interior and exterior doors, dimensional lumber and lumber sheet goods, millwork and other building products. For more information about Builders FirstSource, visit the company’s website at www.bldr.com.

Builders FirstSource Reports Second Quarter 2015 Results (continued)

Cautionary Notice

Statements in this news release and the schedules hereto that are not purely historical facts or that necessarily depend upon future events, including statements about expected market share gains, forecasted financial performance or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Builders FirstSource, Inc. on the date this release was submitted. Builders FirstSource, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the Company’s growth strategies, including gaining market share, or the Company’s revenues and operating results being highly dependent on, among other things, the homebuilding industry, lumber prices and the economy. Builders FirstSource, Inc. may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of Builders FirstSource, Inc.’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.

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Contact:
Chad Crow	Drew Mackintosh
President, COO and CFO	Mackintosh Investor Relations
Builders FirstSource, Inc.	(512) 243-5009
(214) 880-3585

Financial Schedules to Follow

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(unaudited)

	Three months ended June 30,		Six Months ended June 30,
	2015	2014	2015	2014
	(in thousands, except per share amounts)
Sales	$461,521	$426,543	$832,507	$772,452
Cost of sales	350,907	332,744	638,160	603,738

Gross margin	110,614	93,799	194,347	168,714
Selling, general and administrative expenses (includes stock-based compensation expense of $1,602 and $926 for the three months ended in 2015 and 2014, respectively, and $3,369 and $1,908 for the six months ended in 2015 and 2014, respectively.)	94,543	76,417	177,381	145,735
Facility closure costs	131	28	385	191

Income from operations	15,940	17,354	16,581	22,788
Interest expense, net	12,573	6,504	20,180	15,332

Income (loss) from continuing operations before income taxes	3,367	10,850	(3,599)	7,456
Income tax expense (benefit)	(199)	230	(3)	148

Income (loss) from continuing operations	3,566	10,620	(3,596)	7,308
Income (loss) from discontinued operations (net of income tax expense of $0 in 2015 and 2014, respectively)	10	(11)	102	(83)

Net Income (loss)	$3,576	$10,609	$(3,494)	$7,225

Basic net income (loss) per share:
Income (loss) from continuing operations	$0.04	$0.11	$(0.04)	$0.07
Income (loss) from discontinued operations	0.00	(0.00)	0.00	(0.00)

Net Income (loss)	$0.04	$0.11	$(0.04)	$0.07

Diluted net income (loss) per share:
Income (loss) from continuing operations	$0.03	$0.09	$(0.04)	$0.07
Income (loss) from discontinued operations	0.00	(0.00)	0.00	(0.00)

Net Income (loss)	$0.03	$0.09	$(0.04)	$0.07

Weighted average common shares:
Basic	99,163	98,032	98,677	97,963

Diluted	102,978	100,759	98,677	100,766

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

Sales by Product Category

(unaudited)

	Three months ended June 30,
	2015		2014
	(in thousands)
Prefabricated components	$102,639	22.3%	$91,022	21.3%
Windows & doors	100,550	21.8%	90,843	21.3%
Lumber & lumber sheet goods	140,302	30.4%	143,925	33.8%
Millwork	48,661	10.5%	40,075	9.4%
Other building products & services	69,369	15.0%	60,678	14.2%

Total sales	$461,521	100.0%	$426,543	100.0%

	Six months ended June 30,
	2015		2014
	(in thousands)
Prefabricated components	$181,481	21.8%	$161,512	20.9%
Windows & doors	185,505	22.3%	167,118	21.6%
Lumber & lumber sheet goods	254,608	30.6%	259,440	33.6%
Millwork	88,188	10.6%	73,543	9.5%
Other building products & services	122,725	14.7%	110,839	14.4%

Total sales	$832,507	100.0%	$772,452	100.0%

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(unaudited)

	June 30, 2015	December 31, 2014
	(in thousands, except per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$40,151	$17,773
Accounts receivable, less allowance of $3,148 and $3,153 at June 30, 2015 and December 31, 2014, respectively	184,675	148,352
Inventories	146,227	138,156
Other current assets	26,752	27,259

Total current assets	397,805	331,540
Property, plant and equipment, net	86,830	75,679
Goodwill	141,090	139,774
Other assets, net	36,647	36,072

Total assets	$662,372	$583,065

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$110,538	$75,868
Accrued liabilities	80,460	66,225
Current maturities of long-term debt	55,078	30,074

Total current liabilities	246,076	172,167
Long-term debt, net of current maturities	353,790	353,830
Other long-term liabilities	14,363	16,868

Total liabilities	614,229	542,865
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000 shares authorized; zero shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	—	—
Common stock, $0.01 par value, 200,000 shares authorized; 99,326 and 98,226 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	993	982
Additional paid-in capital	391,517	380,091
Accumulated deficit	(344,367)	(340,873)

Total stockholders’ equity	48,143	40,200

Total liabilities and stockholders’ equity	$662,372	$583,065

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Six Months ended June 30,
	2015	2014
	(in thousands)
Cash flows from operating activities:
Net income (loss)	$(3,494)	$7,225
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	6,782	4,022
Amortization of deferred loan costs	1,232	1,200
Fair value adjustment of stock warrants	4,563	19
Deferred income taxes	28	80
Bad debt expense	161	(336)
Stock compensation expense	3,369	1,908
Net gain on sale of assets	(114)	(15)
Changes in assets and liabilities:
Receivables	(36,129)	(21,823)
Inventories	(6,976)	(15,438)
Other current assets	1,876	1,728
Other assets and liabilities	1,046	(114)
Accounts payable	34,670	19,663
Accrued liabilities	10,543	2,573

Net cash provided by operating activities	17,557	692

Cash flows from investing activities:
Purchases of property, plant and equipment	(14,331)	(12,121)
Proceeds from sale of property, plant and equipment	180	16
Cash used for acquisitions, net	(5,797)	(8,726)

Net cash used in investing activities	(19,948)	(20,831)

Cash flows from financing activities:
Borrowings under revolving credit facility	25,000	—
Payments of long-term debt and other loans	(36)	(33)
Deferred loan costs	—	(34)
Payments of transaction costs	(326)	—
Exercise of stock options	1,117	1,355
Repurchase of common stock	(986)	(1,306)

Net cash provided by (used in) financing activities	24,769	(18)

Net change in cash and cash equivalents	22,378	(20,157)
Cash and cash equivalents at beginning of period	17,773	54,696

Cash and cash equivalents at end of period	$40,151	$34,539

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

Supplemental Interest Expense Information

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
	(in thousands)
Detail of Interest Expense:
2021 notes	$6,672	$6,672	13,344	13,344
Credit facility	411	203	747	404
Change in fair value of stock warrants (1)	4,730	(1,178)	4,563	19
Amortization of deferred loan costs (1)	616	615	1,232	1,200
Other	144	192	294	365

Interest expense, net	$12,573	$6,504	$20,180	$15,332

(1)	Non-cash item

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures to their GAAP Equivalents

(unaudited)

Note:	The company provided detailed explanations of these non-GAAP financial measures in its Form 8-K filed with the Securities and Exchange Commission on July 23, 2015.

	Three months ended June 30,
	2015	2014
	(in thousands)
Reconciliation to Adjusted EBITDA:
Net income	$3,576	$10,609
Reconciling items:
Depreciation and amortization expense	3,630	2,040
Interest expense, net	12,573	6,504
Income tax expense (benefit)	(199)	230
Facility closure costs	131	28
Stock compensation expense	1,602	926
Acquisition related expenses	6,365	—
Other	(57)	21

Adjusted EBITDA	$27,621	$20,358

	Three months ended June 30,
	2015		2014
	Pre-Tax	Net of Tax	Pre-Tax	Net of Tax
Reconciliation to Adjusted income from continuing operations:
Income from continuing operations		$3,566		$10,620
Reconciling items:
Acquisition related expenses	6,365	5,989	—	—
Warrant fair value adjustment	—	4,730	—	(1,178)

Adjusted income from continuing operations		$14,285		$9,442

Weighted average diluted shares outstanding		102,978		100,759

Adjusted income from continuing operations per diluted share		$0.14		$0.09